Filed Pursuant to Rule 433 Registration No. 333-223208 April 1, 2020 FREE WRITING PROSPECTUS (To Prospectus dated February 26, 2018, Prospectus Supplement dated February 26, 2018 ETF Underlying Supplement dated February 26, 2018) FWP-1 HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM Linked to the Energy Select Sector SPDR® Fund ���� ���������������������������������������������������������������������������������������������������������������������������������������������������������������������������������� at least 33.75% ���� ���������������������������������������������������������������������������������������������������������������������������������������� ���� �������������������������������������������������������������������������������� ���� ���������������������������������������������������������������������������������������������������������������������������������������������������� The Buffered Accelerated Market Participation Securities TM (each a “Note” and collectively the “Notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The Notes will not bear interest. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale. Unless we or our agent inform you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus. Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-7 of this document, page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement. The Estimated Initial Value of the Notes on the Pricing Date is expected to be between $840 and $940, which will be less than the price to public. The market value of the Notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-4 and “Risk Factors” beginning on page FWP-7 of this document for additional information. Price to Public Underwriting Discount(1) Proceeds to Issuer Per Note / Total linked to the XLE $1,000 Total (1) HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 1.875% per $1,000 Principal Amount in connection with the distribution of the Notes to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus. The Notes: Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value

FWP-2 This free writing prospectus relates to a single offering of Buffered Accelerated Market Participation SecuritiesTM by HSBC USA Inc., each linked to the performance of a Reference Asset, as indicated below. Reference Asset Market Exposure Ticker Maximum Cap CUSIP / ISIN Energy Select Sector SPDR® Fund Energy select sector of the U.S. equity market XLE 33.75% 40438CDM0 / US40438CDM01 Indicative Terms(1) The Notes Principal Amount $1,000 per Note Term Approximate 1 year and 6 month maturity Upside Participation Rate 200% (2.0x) exposure to any positive Reference Return, subject to the Maximum Cap Buffer Percentage -20% Reference Return Final Value – Initial Value Initial Value Payment at Maturity per Security If the Reference Return is greater than zero, you will receive the lesser of: a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and b) $1,000 + ($1,000 × Maximum Cap). If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Percentage: $1,000 (zero return). If the Reference Return is less than the Buffer Percentage: $1,000 + [$1,000 × (Reference Return + 20%)]. For example, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Percentage, you will lose some or a significant portion (up to 80%) of your investment. Initial Value The Official Closing Price of the Reference Asset on the Pricing Date Final Value The Official Closing Price of the Reference Asset on the Final Valuation Date Pricing Date April 14, 2020 Trade Date April 14, 2020 Original Issue Date April 17, 2020 Final Valuation Date(2) October 13, 2021 Maturity Date(2) October 18, 2021 The Notes are designed for investors who believe the Reference Asset will appreciate over the term of the Notes. If the Reference Return is below the Buffer Percentage, then the Notes are subject to a 1:1 exposure to any potential decline of the Reference Asset beyond the Buffer Percentage of -20%. If the Reference Asset appreciates over the term of the Notes, you will realize a return equal to 200% (2.0x) of the Reference Asset appreciation, subject to the Maximum Cap. Should the Reference Asset decline, you will lose 1% of your investment for every 1% decline in the Reference Asset beyond the Buffer Percentage. (1)As more fully described on page FWP-4. (2) Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying ETF Underlying Supplement.

FWP-3 Payoff Example The table at right shows the hypothetical payout profile of an investment in the Notes reflecting the 200% (2.0x) Upside Participation Rate, the Buffer Percentage of -20% and the 33.75% Maximum Cap. Information about the Reference Asset The XLE seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the S&P® Energy Select Sector Index (the "Underlying Index"). The returns of the XLE may be affected by certain management fees and other expenses, which are detailed in its prospectus. The graph above illustrates the performance of the Reference Asset from March 31, 2010 through March 31, 2020. The closing prices in the graph above were obtained from the Bloomberg Professional® Service. Past performance is not necessarily an indication of future results. For further information, please see “Information Relating to the Reference Asset” on page FWP-12 of this free writing prospectus. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset or any Underlying Index. Reference Return Return on Securities Participation in Reference Return 20.00% 33.75% 7.00% 14.00% -5.00% 0.00% -25.00% -5.00% 2.0x upside exposure, subject to Maximum Cap 2.0x upside exposure Buffer Percentage of -20% 1x Loss beyond Buffer Percentage

FWP-4 HSBC USA Inc. Buffered Accelerated Market Participation Securities Linked to the Energy Select Sector SPDR® Fund This free writing prospectus relates to a single offering of Buffered Accelerated Market Participation Securities. The Notes will have the terms described in this free writing prospectus and the accompanying prospectus, prospectus supplement and ETF Underlying Supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or ETF Underlying Supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the Notes and, if the Reference Return is less than the Buffer Percentage, lose some or a significant portion (up to 90%) of your principal. This free writing prospectus relates to an offering of Notes linked to the performance of a specific index fund (a “Reference Asset”). The Notes will have the Maximum Cap as indicated in the table below. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of Notes: The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the Notes. Issuer: HSBC USA Inc. Principal Amount: $1,000 per Note Reference Asset Ticker Upside Participation Rate Maximum Cap CUSIP/ISIN Energy Select Sector SPDR® Fund XLE 2.00x 33.75% 40438CDM0 / US40438CDM01 Trade Date: April 14, 2020 Pricing Date: April 14, 2020 Original Issue Date: April 17, 2020 Final Valuation Date: October 13, 2021, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying ETF Underlying Supplement. Maturity Date: 3 business days after the Final Valuation Date, which is expected to be October 18, 2021. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying ETF Underlying Supplement. Upside Participation Rate: 200% (2.0x) Payment at Maturity: On the Maturity Date, for each Note, we will pay you the Final Settlement Value. Reference Return: With respect to the Reference Asset, the quotient, expressed as a percentage, calculated as follows: Final Value – Initial Value Initial Value Final Settlement Value: If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of: (a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and (b) $1,000 + ($1,000 × Maximum Cap). If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Percentage, you will receive $1,000 per $1,000 Principal Amount (zero return). If the Reference Return is less than the Buffer Percentage, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows: $1,000 + [$1,000 × (Reference Return + 20%)]. Under these circumstances, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Reference Return is below the Buffer Percentage. For example, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Percentage, you will lose some or a significant portion (up to 80%) of your investment. Buffer Percentage: -20% Initial Value: The Official Closing Price of the Reference Asset on the Pricing Date. Final Value: The Official Closing Price of the Reference Asset on the Final Valuation Date. Form of Securities: Book-Entry Listing: The Notes will not be listed on any U.S. securities exchange or quotation system. Estimated Initial Value: The Estimated Initial Value of the Notes will be less than the price you pay to purchase the Notes. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date. See “Risk Factors — The Estimated Initial Value of the Notes, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the Notes in the secondary market, if any.”

GENERAL

This free writing prospectus relates to an offering of Notes linked to the Reference Asset. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of Notes relate to a Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security held by such Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated February 26, 2018, the prospectus supplement dated February 26, 2018 and the ETF Underlying Supplement dated February 26, 2018. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or ETF Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page S-1 of the prospectus supplement and page S-1 of the ETF Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and ETF Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and ETF Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

▶	The ETF Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010788/tv486720_424b2.htm

▶	The prospectus supplement at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010762/tv486944_424b2.htm

▶	The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000114420418010720/tv487083_424b3.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any material changes to the terms of the Notes, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each Note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Percentage, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Percentage, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%)].

Under these circumstances, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Reference Return is below the Buffer Percentage. For example, if the Reference Return is -30%, you will suffer a 10% loss and receive 90% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the Reference Return is less than the Buffer Percentage, you will lose some or a significant portion (up to 80%) of your investment.

Interest

The Notes will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Reference Sponsors

The reference sponsor of the XLE is the Select Sector SPDR Trust.

FWP-5

FWP-6 INVESTOR SUITABILITY The Notes may be suitable for you if: The Notes may not be suitable for you if: �� You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the price of the Reference Asset will increase over the term of the Notes. �� You are willing to invest in the Notes based on the Maximum Cap, which may limit your return at maturity. �� You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Percentage of -20%. �� You are willing to forgo dividends or other distributions paid to holders of the Reference Asset or the stocks held by the Reference Asset. �� You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating. �� You do not seek current income from your investment. �� You do not seek an investment for which there is an active secondary market. �� You are willing to hold the Notes to maturity. �� You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes. �� You believe the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return. �� You are unwilling to invest in the Notes based on the Maximum Cap, which may limit your return at maturity. �� You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Percentage of -20%. �� You seek an investment that provides full return of principal. �� You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating. �� You prefer to receive the dividends or other distributions paid to the holders of the Reference Asset or the stocks held by the Reference Asset. �� You seek current income from your investment. �� You seek an investment for which there will be an active secondary market. �� You are unable or unwilling to hold the Notes to maturity. �� You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

FWP-7 RISK FACTORS We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and on page S-1 of the accompanying ETF Underlying Supplement. Investing in the Notes is not equivalent to investing directly in the Reference Asset or any of the stocks included in the Underlying Index. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying, prospectus, prospectus supplement and ETF Underlying Supplement. In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and ETF Underlying Supplement including the explanation of risks relating to the Notes described in the following sections: “— Risks Relating to All Note Issuances” in the prospectus supplement; and “— General Risks Related to Index Funds” in the ETF Underlying Supplement. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. Your investment in the Notes may result in a loss. You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Percentage of -20%. Accordingly, if the Reference Return is less than the Buffer Percentage of -20%, your Payment at Maturity will be less than the Principal Amount of your Notes. You will lose some or a significant portion (up to 90%) of your investment at maturity if the Reference Return is less than the Buffer Percentage. The appreciation on the Notes is limited by the Maximum Cap. You will not participate in any appreciation in the price of the Reference Asset (as multiplied by the Upside Participation Rate) beyond the Maximum Cap. You will not receive a return on the Notes greater than the Maximum Cap. The amount payable on the Notes is not linked to the price of the Reference Asset at any time other than on the Final Valuation Date. The Final Value will be based on the Official Closing Price of the Reference Asset on the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the Reference Asset appreciates during the term of the Notes other than on the Final Valuation Date but then decreases on the Final Valuation Date to a price that is less than the Initial Value, the Payment at Maturity may be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the price of the Reference Asset prior to such decrease. Although the actual price of the Reference Asset on the Maturity Date or at other times during the term of the Notes may be higher than the Final Value, the Payment at Maturity will be based solely on the Official Closing Price of the Reference Asset on the Final Valuation Date. Credit risk of HSBC USA Inc. The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes. The Notes will not bear interest. As a holder of the Notes, you will not receive interest payments. Owning the Notes is not the same as owning the Reference Asset or the stocks included in the Underlying Index. The return on your Notes may not reflect the return you would realize if you actually owned the Reference Asset or stocks included in the Underlying Index. As a holder of the Notes, you will not have voting rights or rights to receive dividends or other distributions or other rights as would holders of the Reference Asset or the stocks included in the Underlying Index. Changes that affect the Reference Asset or the Underlying Index may affect the price of the Reference Asset and the market value of the Notes and the amount you will receive at maturity. The policies of the reference issuer, or S&P Dow Jones Indices LLC, the index sponsor of the Underlying Index, concerning additions, deletions and substitutions of the constituents held by the Reference Asset or included in the Underlying Index, as applicable, and the manner in which the reference issuer or the Index Sponsor takes account of certain changes affecting those constituents held by the Reference Asset or included in the Underlying Index may affect the price of the Reference Asset. The policies of the reference issuer or

FWP-8 the Index Sponsor with respect to the calculation of the Reference Asset or the Underlying Index, as applicable, could also affect the price of the Reference Asset. The reference issuer or the Index Sponsor may discontinue or suspend calculation or dissemination of the Reference Asset or the Underlying Index, as applicable. Any such actions could affect the price of the Reference Asset and the value of the Notes. The Notes are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes. The Estimated Initial Value of the Notes, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the Notes in the secondary market, if any. The Estimated Initial Value of the Notes will be calculated by us on the Pricing Date and will be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We will determine the value of the embedded derivatives in the Notes by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time. The price of your Notes in the secondary market, if any, immediately after the Pricing Date will be less than the price to public. The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes and the costs associated with structuring and hedging our obligations under the Notes. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you. If we were to repurchase your Notes immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the Notes. Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 3 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.

FWP-9 The Notes lack liquidity. The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes. Potential conflicts of interest may exist. An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials. HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes. Uncertain tax treatment. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-10 ILLUSTRATIVE EXAMPLES The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Asset relative to its Initial Value. We cannot predict the Final Value of the Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Value used in the table and examples below is not expected to be the actual Initial Value. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your Notes. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including such a security issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis. The table below illustrates the Payment at Maturity on a $1,000 investment in the Notes for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Final Settlement Value per $1,000 Principal Amount to $1,000. The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following: �� Principal Amount: $1,000 �� Upside Participation Rate: 200% �� Buffer Percentage: -20% �� Hypothetical Maximum Cap: 33.75% Hypothetical Reference Return Hypothetical Payment at Maturity Hypothetical Return on the Securities 100.00% $1,337.50 33.75% 80.00% $1,337.50 33.75% 60.00% $1,337.50 33.75% 40.00% $1,337.50 33.75% 30.00% $1,337.50 33.75% 16.875% $1,337.50 33.75% 15.00% $1,300.00 30.00% 10.00% $1,200.00 20.00% 5.00% $1,100.00 10.00% 2.00% $1,040.00 4.00% 1.00% $1,020.00 2.00% 0.00% $1,000.00 0.00% -1.00% $1,000.00 0.00% -2.00% $1,000.00 0.00% -5.00% $1,000.00 0.00% -10.00% $1,000.00 0.00% -20.00% $1,000.00 0.00% -30.00% $900.00 -10.00% -40.00% $800.00 -20.00% -50.00% $700.00 -30.00% -80.00% $400.00 -60.00% -100.00% $200.00 -80.00%

FWP-11 The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the Notes. Example 1: The Reference Return is 5.00%. Reference Return: 5.00% Final Settlement Value: $1,100.00 Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Final Settlement Value would be $1,100.00 per $1,000 Principal Amount, calculated as follows: $1,000 + ($1,000 × Reference Return × Upside Participation Rate) = $1,000 + ($1,000 × 5.00% ×120%) = $1,100.00 Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by the Upside Participation Rate when the Reference Asset appreciates and such Reference Return multiplied by the Upside Participation Rate does not exceed the hypothetical Maximum Cap. Example 2: The Reference Return is 20.00%. Reference Return: 20.00% Final Settlement Value: $1,337.50 Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Final Settlement Value would be $1,130.00 per $1,000 Principal Amount, calculated as follows: $1,000 + ($1,000 × Maximum Cap) = $1,000 + ($1,000 × 33.75%) = $1,337.50 Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the Reference Return is positive and such Reference Return multiplied by the Upside Participation Rate exceeds the hypothetical Maximum Cap. Example 3: The Reference Return is -5.00%. Reference Return: -5.00% Final Settlement Value: $1,000.00 Because the Reference Return is less than zero but greater than the Buffer Percentage of -10%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount (a zero return). Example 3 shows that you will receive the return of your principal investment where the value of the Reference Asset declines by no more than 20% over the term of the Notes. Example 4: The Reference Return is -40.00%. Reference Return: -40.00% Final Settlement Value: $800.00 Because the Reference Return is less than the Buffer Percentage of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount, calculated as follows: $1,000 + [$1,000 × (Reference Return + 10%)] = $1,000 + [$1,000 × (-40.00% + 20%)] = $800.00 Example 4 shows that you are exposed on a 1-to-1 basis to declines in the price of the Reference Asset beyond the Buffer Percentage of -20%. You will lose some or a significant portion (up to 80%) of your investment.

FWP-12 INFORMATION RELATING TO THE REFERENCE ASSET Description of the Energy Select Sector SPDR® Fund (the “XLE”) The XLE seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the S&P® Energy Select Sector Index which, measures the performance of the energy sector of the U.S. equity market and seeks to represent the energy sector of the S&P 500® Index. The S&P® Energy Select Sector Index includes companies in the following industries: oil, gas and consumable fuels, and energy equipment and services. Shares of the XLE are listed and trade on the NYSE under the symbol “XLE”. For more information about the XLE, see “Energy Select Sector SPDR® Fund” beginning on page S-10 of the accompanying ETF Underlying Supplement. Historical Performance of the XLE The following graph sets forth the historical performance of the XLE based on the daily historical closing values from March 31, 2010 through March 31, 2020. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical values of the XLE should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the XLE on any Observation Date, including the Final Valuation Date.

FWP-13 EVENTS OF DEFAULT AND ACCELERATION If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be three business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days. If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus. SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST) We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 1.875% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers. An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice. We expect that delivery of the securities will be made against payment for the securities on or about the Original Issue Date set forth on the inside cover page of this document, which is more than two business days following the Trade Date. Under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-61 in the prospectus supplement. U.S. FEDERAL INCOME TAX CONSIDERATIONS There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a Note as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes. Despite the foregoing, U.S. holders (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”), contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Reference Asset, the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the Notes is treated as a “constructive ownership transaction,” any longterm capital gain recognized by a U.S. holder in respect of a Note will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) (the “Excess Gain”). In addition,

FWP-14 an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Note (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Note). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Although the matter is not clear, there exists a risk that an investment in the Notes will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each Note will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a Note and attributable to the Underlying Shares over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such Note for an amount equal to the “issue price” of the Note allocable to the Underlying Shares and, upon the date of sale, exchange or maturity of the Notes, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the Notes). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a Note after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules. We will not attempt to ascertain whether the Reference Asset or any of the entities whose stock is owned by the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If the Reference Asset or one or more of the entities whose stock is owned by the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Reference Asset or the entities whose stock is owned by the Reference Asset and consult your tax advisor regarding the possible consequences to you if the Reference Asset or one or more of the entities whose stock is owned by the Reference Asset is or becomes a PFIC or a USRPHC. Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Notes. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the Notes are not “deltaone” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES

TABLE OF CONTENTS Free Writing Prospectus General FWP-5 Payment at Maturity FWP-5 Investor Suitability FWP-6 Risk Factors FWP-7 Illustrative Examples FWP-10 Description of the Reference Asset FWP-12 Events of Default and Acceleration FWP-13 Supplemental Plan of Distribution (Conflicts of Interest) FWP-13 U.S. Federal Income Tax Considerations FWP-13 ETF Underlying Supplement Risk Factors S-1 Reference Sponsors and Index Funds S-9 The Energy Select Sector SPDR® Fund S-10 The Financial Select Sector SPDR® Fund S-12 The Health Care Select Sector SPDR® Fund S-14 The iShares® China Large-Cap ETF S-16 The iShares® Latin America 40 ETF S-19 The iShares® MSCI Brazil Capped ETF S-21 The iShares® MSCI EAFE ETF S-24 The iShares® MSCI Emerging Markets ETF S-26 The iShares® MSCI Mexico Capped ETF S-28 The iShares® Transportation Average ETF S-30 The iShares® U.S. Real Estate ETF S-31 The Market Vectors® Gold Miners ETF S-32 The PowerShares QQQ TrustSM, Series 1 S-34 The SPDR® Dow Jones Industrial AverageSM ETF Trust S-37 The SPDR® S&P 500® ETF Trust S-39 The Vanguard® FTSE Emerging Markets ETF S-41 The WisdomTree® Japan Hedged Equity Fund S-44 Additional Terms of the Notes S-47 Prospectus Supplement Risk Factors S-1 Pricing Supplement S-10 Description of Notes S-12 Use of Proceeds and Hedging S-36 Certain ERISA Considerations S-37 U.S. Federal Income Tax Considerations S-39 Supplemental Plan of Distribution (Conflicts of Interest) S-61 Prospectus About this Prospectus 1 Risk Factors 2 Where You Can Find More Information 3 Special Note Regarding Forward-Looking Statements 4 HSBC USA Inc. 7 Use of Proceeds 8 Description of Debt Securities 9 Description of Preferred Stock 20 Description of Warrants 25 Description of Purchase Contracts 30 Description of Units 33 Book-Entry Procedures 36 Limitations on Issuances in Bearer Form 40 U.S. Federal Income Tax Considerations Relating to Debt Securities 41 Plan of Distribution (Conflicts of Interest) 49 Notice to Canadian Investors 52 Notice to EEA Investors 53 Notice to UK Investors 54 UK Financial Promotion 54 Certain ERISA Matters 55 Legal Opinions 57 Experts 58 You should only rely on the information contained in this free writing prospectus, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates. HSBC USA Inc. $ Buffered Accelerated Market Participation SecuritiesTM Linked to the Energy Select Sector SPDR® Fund April 1, 2020 Free Writing Prospectus